Exhibit 99.1

Investor Relations:	Deborah Abraham Director, Investor Relations (212) 287-8289

FOR IMMEDIATE RELEASE

WARNACO REPORTS FIRST QUARTER 2004 RESULTS
Net Income $0.44 per Diluted Share
Income from Continuing Operations $0.51 per Diluted Share

NEW YORK — May 12, 2004 — The Warnaco Group, Inc. (NASDAQ:WRNC) today announced results for the first quarter ended April 3, 2004. Net income for the quarter was $20.2 million, or $0.44 per diluted share. Net revenues were $393.3 million and income from continuing operations was $23.7 million, or $0.51 per diluted share. The Company emerged from bankruptcy on February 4, 2003, and therefore the Company's prior year quarterly results reflect the two-month period commencing on February 5, 2003 and ending on April 5, 2003. For that two-month period, net income was $22.3 million, or $0.49 per diluted share. Net revenues were $313.3 million and income from continuing operations was $22.4 million, or $0.49 per diluted share (see Schedule 1).

Joseph R. Gromek, President and Chief Executive Officer commented, "We are proud of our many strategic and operational achievements during the quarter. Our diversified and dynamic operating model proved successful as we met most of our goals, demonstrated by, among other things, our improved brand positioning and product successes. During the first quarter of fiscal 2004 consumers responded favorably to our merchandise at retail resulting in better-than-expected performances reported in our Calvin Klein® underwear and Calvin Klein jeans business units, and our Swimwear Group. This was offset by disappointing results in our Warner's® and Olga® brands, where we have identified initiatives focused on product innovation and improved execution which we believe will, over time, improve results."

"We believe the Company is poised for growth," Mr. Gromek continued. "At quarter-end, our balance sheet showed an improved cash position and a reduced inventory balance, as compared to the end of the first quarter of fiscal 2003. In the near term, we expect to build upon momentum and the enthusiasm for our new brand launches such as JLO by Jennifer Lopez® lingerie and Chaps® denim. Over time, we believe organic opportunities along with other strategic initiatives will enable us to increase our profitability and our market position and continue to create value for our shareholders."

During the first quarter of fiscal 2004, the Company:

•	Elected Robert Bowman to the Board of Directors and elected Charles Perrin Non-Executive Chairman of the Board;

•	Commenced shipments of Lejaby Rose®, a new line under the Lejaby® brand; and

•	Launched, in conjunction with Speedo International, a global public relations campaign to introduce Speedo® Fastskin FSII swimsuits prior to the Olympic Games in Athens.

Subsequent to the end of the quarter, the Company:

•	Elected Cheryl Turpin to the Board of Directors;

•	Named Frank Tworecke as Group President of Sportswear;

•	Announced, in conjunction with Calvin Klein Inc, that oscar-winning actress Hilary Swank will be the exclusive celebrity model for the new Calvin Klein Sensual Support intimate apparel collection; and

•	Reached settlement with the Securities and Exchange Commission ("SEC") regarding the SEC's investigation into certain events during the time period 1998-2001, which settlement was announced on May 11, 2004.

In addition to the financial information presented in accordance with generally accepted accounting principles, this press release includes combined financial information for the (i) predecessor Company for the period January 5, 2003 to February 4, 2003 (prior to the Company's emergence from bankruptcy) and (ii) successor Company for the period February 5, 2003 to April 5, 2003 (collectively referred to in this press release as the "first quarter of fiscal 2003"). The financial information for the first quarter of fiscal 2003 also excludes the gain of $1.7 billion associated with the forgiveness of pre-petition debt, as well as the income of $0.8 billion and corresponding income tax adjustments related to fresh start accounting in connection with the Company's emergence from bankruptcy. See Schedule 1 for the historical actual results of operations and a summary of the adjustments related to fresh start accounting and to eliminate the forgiveness of debt for these periods.

The Company believes that the adjusted combined financial information is useful to investors to meaningfully compare the current year quarterly results with the prior year's quarterly results and provides useful information to investors regarding the Company's results of operations for (i) the first quarter of fiscal 2004 and (ii) the first quarter of fiscal 2003. The adjustments were made to exclude significant one-time events related to the Company's emergence from bankruptcy and to present comparable quarterly information. Management evaluates its results of operations on an adjusted combined basis in order to eliminate the effect of these one-time events and to enhance the comparability of these periods. Therefore, the Company believes that this information is also useful to investors as it allows investors to evaluate the Company's results of operations on the same basis as does management.

Financial Highlights

The following information is presented on an adjusted combined basis (see Schedule 1):

•	Net revenues were $393.3 million for the first quarter of fiscal 2004, compared to $423.5 million reported for the first quarter of fiscal 2003, a 7% decline. Intimate Apparel Group revenues declined $5.6 million and Sportswear Group revenues were down $31.5 million, partially offset by a $6.9 million increase in Swimwear Group revenues. The Company notes that, as previously disclosed, first quarter of fiscal 2003 net revenues benefited from incremental jeans revenues of $22 million from sales to certain membership clubs and off-price retailers. Additionally, the early sales of certain Speedo swimwear in December 2003 negatively affected Speedo sales for the first quarter of fiscal 2004 by $4 million;

•	Gross profit was $141.5 million, or 36.0% of net revenues, for the first quarter of fiscal 2004 compared to $154.0 million, or 36.4% of net revenues, for the first quarter of fiscal 2003. The Company believes further benefits from the restructuring and reorganization initiatives it has undertaken will be realized later in the year;

•	Selling, general and administrative expenses were $95.7 million, or 24.3% of net revenues, for the first quarter of fiscal 2004 compared to $96.4 million, or 22.8% of net revenues, for the first quarter of fiscal 2003. Advertising spend as a percent of net revenues increased to 6%. The Company recorded a year-over-year increase of $1.7 million in the Swimwear Group's marketing spend relating to marketing activities in advance of the summer Olympics and brand building for the group's designer segment. Additionally, the Company recorded a $0.6 million increase in Lejaby's marketing spend associated with a new European advertising campaign and the launch of Lejaby Rose;

•	Restructuring and reorganization expenses for the first quarter of fiscal 2004 totaled $2.3 million and were primarily associated with the divestiture of the Company's manufacturing facility located in San Luis, Mexico and the Company's facility in Honduras. This represents a significant reduction from the $29.9 million incurred in the first quarter of fiscal 2003;

•	Operating income increased to $43.2 million, or 11.0% of net revenues, for the first quarter of fiscal 2004, from $23.8 million, or 5.6% of net revenues, for the first quarter of fiscal 2003, primarily as a result of lower restructuring and reorganization expenses in the current quarter;

•	Income from continuing operations increased to $23.7 million for the first quarter of fiscal 2004 from $0.6 million in the first quarter of fiscal 2003; and

•	Net income improved to $20.2 million, or $0.44 per diluted share, for the first quarter of fiscal 2004 compared to breakeven results for the first quarter of fiscal 2003.

The Company noted the following balance sheet highlights as of April 3, 2004:

•	Cash increased to $69.0 million at April 3, 2004 representing an increase of $42.6 million, or more than 160%, from April 5, 2003. During the first quarter of fiscal 2004, the Company received net proceeds of $14.8 million associated with the sale of all of the assets of its A.B.S. by Allen Schwartz® division; and

•	Inventories declined by $61.6 million to $241.2 million at April 3, 2004 compared to April 5, 2003, primarily reflecting improvements in inventory management.

"Our disciplined focus on efficiency and profitability drove the results reported today," stated Larry Rutkowski, Chief Financial Officer. "We are off to a good start and, on a comparable basis, expect to achieve our targeted guidance. On balance and over time we are targeting (i) modest near term revenue growth increasing in future years; (ii) gross margin increases on average of 100 basis points annually; (iii) competitive selling, general and administrative expense; and (iv) annual double digit growth in operating margin percentage. Warnaco is benefiting from its migration to a flexible, multi-faceted sourcing base and its consolidation of global distribution to Company operated facilities. These infrastructure initiatives have enabled us to increase our cash flow, which will allow us to capitalize on growth opportunities, including brand extensions, license opportunities and strategic acquisitions."

Stockholders and other persons are invited to listen to the first quarter earnings conference call scheduled for today, Wednesday, May 12, 2004 at 9:00 a.m. Eastern Daylight Time. To participate in Warnaco's conference call, dial (888) 262-9189 approximately five minutes prior to the 9:00 a.m. start time. The call will also be broadcast live over the Internet at www.warnaco.com. An online archive will be available immediately following the call.

This press release was furnished to the Securities and Exchange Commission and may be accessed at the following Internet website: www.sec.gov, as well as through the Company's Internet website: www.warnaco.com.

The Warnaco Group, Inc., headquartered in New York, is a leading apparel company engaged in the business of designing, marketing and selling intimate apparel, menswear, jeanswear, swimwear, men's and women's sportswear and accessories under such owned and licensed brands as Warner's®, Olga®, Lejaby®, Body Nancy Ganz™, Speedo®, Anne Cole Collection®, Cole of California® and Catalina® as well as Chaps® sportswear and denim, JLO by Jennifer Lopez® lingerie, Nautica® swimwear and Calvin Klein® men's and women's underwear, men's accessories, men's, women's, junior women's and children's jeans and women's and juniors swimwear.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements reflect, when made, the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including general economic conditions affecting the apparel industry, changing fashion trends, pricing pressures which may cause the Company to lower its prices, increases in the prices of raw materials the Company uses, changing international trade regulation and elimination of quotas on imports of textiles and apparel, the Company's history of losses, the Company's ability to protect its intellectual property rights, the Company's dependency on a limited number of customers, the Company's dependency on the reputation of its brand names, the Company's exposure to conditions in overseas markets, the competition in the Company's markets, the comparability of financial statements for periods before and after the Company's adoption of fresh start accounting, the Company's history of insufficient disclosure controls and procedures and internal controls and restated financial statements, the Company's future plans concerning guidance regarding its results of operations, the effect of the settlement with the SEC, the effect of local laws and regulations, shortages of supply of sourced goods or interruptions in the Company's manufacturing, the Company's level of debt, the Company's ability to obtain additional financing, the restrictions on the

Company's operations imposed by its revolving credit facility and the indenture governing the senior notes and the Company's ability to service its debt. All statements other than statements of historical fact included in this press release are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements may contain the words "believe," "anticipate," "expect," "estimate," "project," "will be," "will continue," "will likely result," or other similar words and phrases. Forward-looking statements and the Company's plans and expectations are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, and the Company's business in general is subject to certain risks that could affect the value of its stock.

Additional Contacts

Media:	Doug Morris Gavin Anderson & Co 212-515-1964

Schedule 1

THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(Dollars in thousands, excluding per share data)

	Successor Company	Adjusted Combined		Successor Company	Predecessor Company
	For the Three Months Ended April 3, 2004	For the Three Months Ended April 5, 2003 (a)	Adjustments (a)	For the Two Months Ended April 5, 2003	For the One Month Ended February 4, 2003
	(Unaudited)	(Unaudited)		(Unaudited)

Net revenues	$393,253	$423,469	$—	$313,349	$110,120
Cost of goods sold	251,756	269,429	—	202,146	67,283
Gross profit	141,497	154,040	—	111,203	42,837
Selling, general and administrative expenses	95,671	96,445	—	64,289	32,156
Pension expense	331	—	—	—	—
Amortization of sales order backlog	—	3,933	—	3,933	—
Restructuring items	2,323	69	—	69	—
Reorganization items	—	29,805	—	—	29,805
Operating income (loss)	43,172	23,788	—	42,912	(19,124)
Gain on cancellation of pre-petition indebtedness (a)	—	—	1,692,696	—	(1,692,696)
Fresh start adjustments (a)	—	—	765,726	—	(765,726)
Other (income) loss	(1,466)	394	—	35	359
Interest expense, net	5,165	6,073	—	4,322	1,751
Income from continuing operations before provision (benefit) for income taxes	39,473	17,321	(2,458,422)	38,555	2,437,188
Provision (benefit) for income taxes (a)	15,771	16,746	(77,584)	16,180	78,150
Income from continuing operations	23,702	575	(2,380,838)	22,375	2,359,038
Loss from discontinued operations, net of income taxes	(3,478)	(615)	—	(114)	(501)
Net income (loss)	$20,224	$(40)	$(2,380,838)	$22,261	$2,358,537
Basic income (loss) per common share: (b)
Income (loss) from continuing operations	$0.52	$0.01		$0.50	$44.52
Loss from discontinued operations	(0.07)	(0.01)		(0.01)	(0.01)
Net income (loss)	$0.45	$—		$0.49	$44.51
Diluted income (loss) per common share: (b)
Income (loss) from continuing operations	$0.51	$0.01		$0.49	$44.52
Loss from discontinued operations	(0.07)	(0.01)		—	(0.01)
Net income (loss)	$0.44	$—		$0.49	$44.51
Weighted average number of shares outstanding used in computing income (loss) per common share: (b)
Basic	45,218,148	44,999,973		44,999,973	52,989,965
Diluted	46,052,888	45,199,773		45,199,773	52,989,965

(a)	Adjusted combined information includes the results of operations for the one-month period January 5, 2003 to February 4, 2003 combined with the results of operations for the two-month period February 5, 2003 to April 5, 2003. Adjusted combined information excludes the gain on cancellation of pre-petition indebtedness, fresh start adjustments and corresponding income tax adjustments related to fresh start accounting.
(b)	Income (loss) per common share and the weighted average number of shares outstanding used in computing income (loss) per share of the Predecessor are based upon historical shares outstanding and do not reflect the effect of the cancellation of the Company's Class A common stock and issuance of 45 million shares of new common stock in connection with the Company's emergence from bankruptcy on February 4, 2003. Due to the cancellation of the Predecessor's Class A common stock and the issuance of 45 million shares of new common stock by the Successor in connection with the Company's emergence from bankruptcy on February 4, 2003, income (loss) per common share for periods beginning after February 4, 2003 will not be comparable to income (loss) per common share for periods before February 4, 2003.

Schedule 2

THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Dollars in thousands)

	April 3, 2004	January 3, 2004	April 5, 2003
	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash	$68,963	$53,457	$26,419
Accounts receivable	271,883	209,491	277,829
Inventories, net	241,228	279,839	302,797
Other current assets	65,446	65,802	53,088
Current assets of discontinued operations	6,288	27,125	44,224
Total current assets	653,808	635,714	704,357
Property, plant and equipment, net	91,749	96,865	119,474
Intangible and other assets	346,561	355,119	340,620
Total Assets	$1,092,118	$1,087,698	$1,164,451
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities not subject to compromise:
Current liabilities:
Current portion of long-term debt	$—	$—	$3,757
Revolving credit facility	—	—	60,990
Other current liabilities	230,346	235,455	247,692
Current liabilities of discontinued operations	5,000	7,440	5,588
Total current liabilities	235,346	242,895	318,027
Long-term debt:
Second Lien Notes due 2008	—	—	200,942
Senior Notes due 2013	210,000	210,000	—
Other	1,772	1,132	1,246
Deferred income taxes	58,553	58,946	46,346
Other long-term liabilities	48,715	52,064	71,896
Total stockholders' equity	537,732	522,661	525,994
Total Liabilities and Stockholders' Equity	$1,092,118	$1,087,698	$1,164,451
Supplemental Information:
Debt	$211,772	$211,132	$266,935
Cash	68,963	53,457	26,419

Schedule 3

THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY BUSINESS UNIT
(Dollars in thousands)
(Unaudited)

	For the Three Months Ended April 3, 2004	Combined For the Three Months Ended April 5, 2003 (a)	Increase (Decrease)	% Change
Net revenues:
Intimate Apparel Group	$141,182	$146,810	$(5,628)	–3.8%
Sportswear Group	96,803	128,297	(31,494)	–24.5%
Swimwear Group	155,268	148,362	6,906	4.7%
Net Revenues	$393,253	$423,469	$(30,216)	–7.1%

	For the Three Months Ended April 3, 2004	% of Net Revenue	Combined For the Three Months Ended April 5, 2003 (a)	% of Net Revenue
Operating income:
Intimate Apparel Group	$13,199	3.4%	$17,592	4.2%
Sportswear Group	12,337	3.1%	17,584	4.2%
Swimwear Group	36,900	9.4%	35,885	8.5%
Group operating income	62,436	15.9%	71,061	16.8%
Unallocated corporate expenses	(16,941)	–4.3%	(17,399)	–4.1%
Restructuring items	(2,323)	–0.6%	(69)	0.0%
Reorganization items	—	0.0%	(29,805)	–7.0%
Operating income	$43,172	11.0%	$23,788	5.6%

(a)	The Three Months Ended April 5, 2003 is comprised of the one-month period January 5, 2003 to February 4, 2003 combined with the two-month period February 5, 2003 to April 5, 2003.